For Release April 11, 2007 – 5:00 a.m. PDT

STERLING FINANCIAL CORPORATION OF SPOKANE, WA,
ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE
NORTH VALLEY BANCORP OF REDDING, CA
Spokane, WA and Redding, CA – April 11, 2007 – Sterling Financial Corporation (“Sterling”) (NASDAQ:STSA) and North Valley Bancorp (“North Valley”) (NASDAQ:NOVB) announced today that they have entered into a definitive agreement for the merger of North Valley with and into Sterling. With this combination, Sterling strengthens its position in northern California to 38 locations extending from the Oregon border to the San Francisco Bay area. On a pro forma basis, Sterling will operate a total of 196 branches serving the states of Washington, California, Oregon, Idaho and Montana.
TERMS OF THE TRANSACTION
Under the terms of the merger agreement, which has been unanimously approved by the board of directors of each company, each share of North Valley stock will be converted into the right to receive 0.7364 shares of Sterling common stock and $2.80 in cash. Based upon Sterling’s closing price on April 10, 2007 of $30.33 per share, the consideration is equivalent to $25.14 per share of North Valley common stock. Outstanding options to purchase North Valley common stock will be assumed by Sterling and converted into options to purchase Sterling common stock.
Based upon financial data for Sterling and North Valley as of December 31, 2006, taking into account for Sterling’s acquisition of Northern Empire Bancshares, which closed on February 28, 2007, and assuming the completion of Sterling’s proposed acquisition of North Valley, the combined company is expected to have approximately $12.5 billion in total assets, $8.5 billion in deposits, $9.0 billion in loans and a market capitalization of approximately $1.7 billion.
Harold B. Gilkey, chairman and chief executive officer of Sterling, stated, “The opportunity to bring North Valley into the Sterling family goes a long way to solidifying our position in the western United States. The North Valley branch network is a great geographic fit, filling in the current gap between our branches along the Oregon border and our newly acquired locations in California’s Sonoma County. But more importantly, the companies share a commitment to community, a strong customer service culture and an appetite for continuous improvement. The management and performance of North Valley has been impressive, particularly with respect to their ability to generate an exceptional core deposit base in a competitive environment for deposits. We believe that the best practices of both organizations will allow the combined company to better serve the businesses and consumers of our target markets.”
The transaction is valued at approximately $196.2 million and is expected to close in the third quarter of 2007, pending North Valley shareholder approval, regulatory approvals and satisfaction of other customary closing conditions. The transaction is expected to be modestly accretive to Sterling’s earnings per share in 2008. Following the completion of the merger, North Valley shareholders will own approximately 10% of the combined company.
“We’re excited to become part of Sterling, a successful organization that has been able to expand and build resources throughout the Western United States while continuing to focus on the personal service and attention that our customers have come to expect,” said Mike Cushman, president and chief executive officer of North Valley. “Coupled with a higher legal lending limit, the broader array of products and services offered by Sterling will enable us to continue to meet the needs of our current customer base and identify a whole new group of customers throughout northern California. We believe that this combination will provide exceptional long-term value for our shareholder base.”
DELIVERING SIGNIFICANT VALUE TO SHAREHOLDERS
Based upon analysis using First Call estimates for both companies, the merger is expected to be modestly accretive to Sterling’s operating earnings per share in 2008. This analysis includes the impact of merger-related expenses associated with the transaction and incorporates identified synergies expected to be realized in the combination.
CONTINUITY OF MANAGEMENT TEAM
Mike Cushman, North Valley’s president and chief executive officer; Scott Louis, its chief operating officer; and Roger Nash, its chief credit officer, have agreed to enter into three-year employment contracts with Sterling and will remain with the combined company. One member of North Valley’s board of directors, J.M. “Mike” Wells, Jr., will join the board of Sterling

Financial Corporation. All other North Valley board members will be invited to serve on Sterling’s California advisory board for at least one year.
CONFERENCE CALL INFORMATION
Sterling and North Valley will host a conference call for investors, analysts and other interested parties on April 11, 2007, at 9:30 a.m. PDT (12:30 a.m. EDT). Participants will include:
•	Harold B. Gilkey, Chairman and Chief Executive Officer of Sterling

•	Michael J. Cushman, President and Chief Executive Officer of North Valley

•	Daniel G. Byrne, Executive Vice President and Chief Financial Officer of Sterling
Investors, analysts and other interested parties may access the teleconference at 210-839-8725 and use the password “STERLING.” A replay will be available from approximately one hour after the call on April 11 through July 15 at 11:59 p.m. PDT. The replay number is 402-220-0301. In addition, Sterling has prepared an investor presentation to accompany the audio call, which is available via the Internet at www.sterlingfinancialcorporation-spokane.com. Sterling’s Investor Relations site contains the investor presentation, as well as the link to the audio webcast for the Wednesday morning conference call.
North Valley is being advised in this transaction by Sandler O’Neill & Partners, L.P. This firm has provided advice to Sterling in the past.
ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington, is a bank holding company, of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, California, Oregon, Idaho and Montana. Through Sterling Savings Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices throughout the western United States. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.

Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is the origination of single-family residential mortgage loans.
ABOUT NORTH VALLEY
Founded in 1972, North Valley is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (“NVB”), operates 25 commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity counties in northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley, through NVB, offers a wide range of consumer and business banking deposit products and services including Internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
Sterling intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, and North Valley expects to mail a proxy statement/prospectus to its security holders, containing information about the transaction. Investors and security holders of Sterling and North Valley are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Sterling, North Valley and the proposed merger. In addition to the registration statement to be filed by Sterling and the proxy statement/prospectus to be mailed to the security holders of North Valley, Sterling and North Valley file annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov. These documents may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by North Valley may also be obtained by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, California 96099, or by telephone at (530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the SEC by North Valley on its website at www.northvalleybank.com.
Sterling, North Valley and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of North Valley with respect to the transactions contemplated by the proposed merger. Information regarding Sterling’s officers and directors is included in Sterling’s proxy statement for its 2007 annual meeting of shareholders filed with the SEC on March 15, 2007. Information regarding North Valley’s officers and directors is included in North Valley’s proxy statement for its 2006 annual meeting of shareholders filed with the SEC on April 25, 2006, and will be included in North Valley’s proxy statement for its 2007 annual meeting of shareholders when it becomes available. A description of the interests of the directors and executive officers of Sterling and North Valley in the merger will be set forth in North Valley’s proxy statement/prospectus and other relevant documents filed with the SEC when they become available.
FORWARD-LOOKING STATEMENTS
Except for historical information, all other information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about: (i) the benefits of the merger between Sterling and North Valley, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling’s and North Valley’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as ''expects,’’ ’’anticipates,’’ ''intends,’’ ''plans,’’ ''believes,’’ ''seeks,’’ ''estimates,’’ or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management teams of Sterling and North Valley, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and North Valley may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4)governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the shareholders of North Valley may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling’s and North Valley’s markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling’s and North Valley’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s website at www.sec.gov. The documents filed with the SEC by Sterling, may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed with the SEC by North Valley may also be obtained free of charge from North Valley by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, CA 96002, or by telephone at (530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the SEC by North Valley on its website at www.northvalleybank.com.

Sterling and North Valley caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sterling or North Valley or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling and North Valley do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Sterling Contacts:	Sterling Financial Corporation
Harold B. Gilkey
Chairman and Chief Executive Officer
509-354-8186

Daniel G. Byrne
EVP, Chief Financial Officer
509-458-3711

Media Contact:	Jennifer Lutz
Public Relations Administrator
509-368-2032

North Valley Contacts:	North Valley Bancorp
Michael J. Cushman
President and Chief Executive Officer
530-226-2900

Kevin R. Watson
EVP and Chief Financial Officer
530-226-2900